- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/x/     Preliminary Proxy Statement
/ /     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         MEDICAL ACTION INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- --------------------------------------------------------------------------------


(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------

(3) Filing Party:
- --------------------------------------------------------------------------------

(4) Date Filed:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

      PRELIMINARY COPY--FOR THE INFORMATION OF THE SECURITIES & EXCHANGE
                                COMMISSION ONLY

                         MEDICAL ACTION INDUSTRIES INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 14, 1996
                            ------------------------

To the Stockholders of
MEDICAL ACTION INDUSTRIES INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on August 14, 1996 at Ernst & Young LLP, 395
N. Service Road, basement level, Melville, New York at 3:00 p.m. (the 'Annual Meeting'), for the following purposes:

     1. To elect two directors to serve in Class III until the 1999 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to amend the Company's 1989 Non-Qualified Stock Option Plan, as more fully described in the accompanying Proxy Statement;

     3. To consider and act upon a proposal to adopt the Company's 1996 Non-Employee Directors Stock Option Plan as more fully described in the accompanying Proxy Statement;

     4. To consider and act upon the ratification of Ernst & Young LLP as independent public auditors of the Company for the fiscal year ending March 31, 1997; and

     5. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 22, 1996 shall be entitled to vote at the Annual Meeting.

                                             By Order of the Board of Directors,



                                             Richard G. Satin
                                             Vice President -- Operations
                                             and General Counsel
Dated: Hauppauge, New York
      July 1, 1996

                         MEDICAL ACTION INDUSTRIES INC.
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, AUGUST 14, 1996
                            ------------------------
                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Medical Action Industries, Inc. (the 'Company') for use at the Annual Meeting of Stockholders to be held on Wednesday, August 14, 1996 at Ernst & Young LLP, 395
N. Service Road, basement level, Melville, New York at 3:00 p.m. and any adjournments or postponements thereof. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about July 1, 1996.

     The Company's Common Stock represented by an unrevoked Proxy in the enclosed form, and if such Proxy has been properly executed and received prior to the Annual Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Stockholder will be voted 'FOR' election of the nominees listed in this Proxy Statement, 'FOR' the approval of an Amendment to the 1989 Non-Qualified Stock Option Plan, 'FOR' the adoption of the 1996 Non-Employee Directors Stock Option Plan and 'FOR' the ratification of Ernst & Young LLP as independent accountants for the fiscal year ending March 31, 1997. Any Stockholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Annual Meeting, or by execution of a subsequent Proxy.

VOTING RIGHTS

     On June 22, 1996 (the 'Record Date'), the Company had outstanding one class of voting securities, namely shares of Common Stock, $.001 par value. Stockholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

BENEFICIAL OWNERSHIP

     The following table sets forth as of the Record Date certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock; (ii) each director; and (iii) all executive officers and directors of the Company as a group:


                               NAME AND ADDRESS                AMOUNT AND NATURE OF       PERCENT OF
 TITLE OF CLASS               OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)       CLASS
- ----------------------------------------------------------------------------------------------------
Common Stock                 Joseph R. Meringola                     1,919,684(2)            23.6%
$.001 par value              150 Motor Parkway
                             Hauppauge, New York

Common Stock                 Paul D. Meringola                         423,000(2)             5.1%
$.001 par value              150 Motor Parkway
                             Hauppauge, New York

Common Stock                 Richard G. Satin                          203,325(2)             2.5%
$.001 par value              150 Motor Parkway
                             Hauppauge, New York

Common Stock                 Dr. Philip F. Corso                        18,000                  --
$.001 par value              1200 Post Road East
                             Westport, Connecticut

Common Stock                 Dr. Thomas A. Nicosia                       1,000                  --
$.001 par value              1615 Northern Blvd.
                             Manhasset, New York

Common Stock                 Bernard Wengrover                          50,000                  --
$.001 par value              111 Great Neck Road
                             Great Neck, New York

Common Stock                 Directors and Officers                  2,789,509(2)            32.7%
$.001 par value              as a Group (7 Persons)

- ------------------
(1) Unless otherwise indicated, no director beneficially owns more than 1% of the Company's Common Stock.

(2) Includes (i) shares awarded under the Company's Restricted Management Stock Bonus Plan, and (ii) exercisable under the Company's 1989 Non-Qualified Stock Option Plan, Incentive Stock Option Plan and 1994 Stock Incentive Plan.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of six directors, classified into three classes equal in number, whose terms of office expire in successive years. The two directors named below in Class III, all of whom are presently directors of the Company, have been nominated for election as directors of the Company until the Annual Meeting of Stockholders in 1999 or until their respective successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the aforesaid nominees, unless they shall be unavailable, in which event such shares may be voted for substitute nominee(s) designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable or, if elected, will decline to serve. The following table sets forth the directors of the Company.


       CLASS I                  CLASS II                  CLASS III
 (TO SERVE UNTIL THE       (TO SERVE UNTIL THE       (TO SERVE UNTIL THE
  ANNUAL MEETING OF         ANNUAL MEETING OF         ANNUAL MEETING OF
STOCKHOLDERS IN 1997)     STOCKHOLDERS IN 1998)     STOCKHOLDERS IN 1996)
- -------------------------------------------------------------------------
Dr. Thomas A. Nicosia     Bernard Wengrover         Joseph R. Meringola
Richard G. Satin          Paul D. Meringola         Dr. Philip F. Corso


BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each member of the Board of Directors.

     Joseph R. Meringola has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1977. Mr. Meringola has served in various executive management and operating positions for the Company, including President and Chief Operating Officer. Mr. Meringola received a Bachelor of Science degree in business administration from C.W. Post College of Long Island University.

     Paul D. Meringola, a director and President of the Company since November, 1992, has been employed by the Company for more than the past fifteen years in various executive positions. He previously served the Company as Vice President--Operations from March, 1989 to October, 1991 and Senior Vice President (Chief Operating Officer) from October, 1991 to November, 1992.

     Mr. Richard G. Satin, previously a director of the Company from October, 1987 to February, 1992, was reappointed to the Board of Directors in February, 1993. Mr. Satin has been employed by the Company as Vice President and General Counsel since January, 1993 and has been Corporate Secretary of the Company since October, 1991. In February, 1994, Mr. Satin was appointed Vice President--Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past ten years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May, 1983 to January, 1993.

     Dr. Philip F. Corso, a director of the Company since March, 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently Assistant Clinical Professor. In addition, Dr. Corso is Senior Attending and Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery.

     Dr. Thomas A. Nicosia, a director of the Company since November, 1985, has been a practicing cardiologist for more than the past five years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with St. Francis Hospital in Roslyn, New York and North Shore University Hospital in

Manhasset, New York.

     Mr. Bernard Wengrover, a director of the Company since October, 1990, has been a certified public accountant in the State of New York for more than the past twenty years and is a partner in the accounting firm of Schneider, Ehrlich, Sosinsky, Rudis & Wengrover, LLP. Mr. Wengrover was the Company's independent auditor from 1977 until March 31, 1989.

BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors held four meetings during the fiscal year ended March 31, 1996. Except for Dr. Nicosia and Joseph R. Meringola, all directors attended 75% or more of the aggregate number of meetings of the Board and its committees, on which they serve. Non-employee directors receive $500 for each board meeting they attend. In addition, Mr. Wengrover is compensated pursuant to a separate consulting agreement. The Company's proposed 1996 Non-Employee Directors Stock Option Plan, if approved, will provide for an annual grant of 2,500 non-qualified stock options to each director who is not also an employee. (See 'Proposal to Approve the Medical Action Industries Inc. 1996 Non-Employee Directors Stock Option Plan' for a description of such plan).

     The Board of Directors has established the following committees, all of which consist of three non-employee directors, Mr. Wengrover, Dr. Corso and Dr. Nicosia, to perform certain specific functions. Included among the committees are an Audit Committee, a Compensation Committee and a Stock Option Committee. There is no Nominating Committee of the Board of Directors.

     AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The Audit Committee held one meeting during the last fiscal year.

     COMPENSATION COMMITTEE. This Committee makes recommendations to the Board of Directors with respect to compensation for the officers of the Company and the Chief Executive Officer. This Committee met one time during fiscal year 1996.

     STOCK OPTION COMMITTEE. This Committee has reviewed and approved the grant of options pursuant to the Company's stock option plans for the Company's directors and officers. The Committee held three meetings during the last fiscal year.


                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The Company's executive officers are as follows:

                    NAME                          AGE           POSITION HELD WITH THE COMPANY
- -------------------------------------------------------------------------------------------------------------
Joseph R. Meringola..........................     53    Chairman of the Board (Chief Executive Officer)
Paul D. Meringola............................     38    President (Chief Operating Officer)
Richard G. Satin.............................     41    Vice President -- Operations, General Counsel
                                                        and Corporate Secretary
Daniel Marsh.................................     38    Vice President -- Sales and Marketing

     All of the executive officers of the Company hold office at the pleasure of the Board of Directors. Joseph R. and Paul D. Meringola are brothers.

     Mr. Daniel Marsh has been employed by the Company for more than the past five years in various sales and marketing positions. Mr. Marsh was appointed Vice President of Sales and Marketing in February, 1994 and for the period between April 1, 1993 until February, 1994 was Vice President--International.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (referred to collectively with the Chief Executive Officer as the 'named executives') during the years ended March 31, 1994, 1995 and 1996.


                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                           ------------------------------
                                              ANNUAL COMPENSATION                      AWARDS
                                        -------------------------------    ------------------------------     ALL OTHER
                                        FISCAL                             RESTRICTED STOCK                  COMPENSATION
NAME AND PRINCIPAL POSITION(1)           YEAR     SALARY($)    BONUS($)      AWARDS($)(2)      OPTIONS(#)     ($)(3)(4)
- -------------------------------------------------------------------------------------------------------------------------
Joseph R. Meringola .................     1996    $ 208,000    $     --        $     --               --       $  4,596
  Chairman of the Board and CEO           1995      208,000          --              --               --          5,959
                                          1994      209,695          --              --               --          4,497
Paul D. Meringola(3) ................     1996    $ 174,933          --              --           90,000          6,352
  President and Chief Operating           1995      172,593          --          13,281               --          7,105
  Oficer                                  1994      158,046      10,000         112,500           50,000         17,865
Richard G. Satin(3) .................     1996    $ 128,000          --              --           90,000          5,048
  Vice President--Operations              1995      127,692          --          12,750               --          5,036
  and General Counsel                     1994      119,772       7,500          45,000           25,000          1,477
Daniel Marsh(3) .....................     1996    $ 140,000          --              --           90,000            867
  Vice President--Sales                   1995      139,666          --          12,750               --          1,811
  and Marketing                           1994      131,244       7,500          33,750           15,000          3,931

- ------------------
(1) Includes Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers as measured by salary and bonus.

(2) Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. The aggregate number of shares of restricted stock held by each named executive as of March 31, 1996, together with the value of those shares is as follows: Mr. Joseph R. Meringola--50,000 shares/$93,750; Mr. Paul D. Meringola--99,500 shares/$186,562; Richard G. Satin--52,000 shares/$97,500 and Daniel Marsh--27,000 shares/$50,625. The shares of restricted stock vest in four equal installments (25% increments) on the second, third, fourth and fifth anniversaries of the date of issuance. Dividends are paid in shares of restricted stock if and to the extent paid on the Company's Common Stock generally.

(3) The Company has entered into an Employment Agreement with Mr. Paul D. Meringola and Change of Control Agreements with Messrs. Paul D. Meringola, Satin and Marsh that may result in payments to each of them upon a change of control of the Company. These arrangements are described under 'Management--Employment Agreement' and 'Change of Control Arrangements'.

(4) Includes, among other things, matching contributions under the Company's 401(K) Retirement Plan, the cost to the Company of the nonbusiness use of Company automobiles and amounts payable to Mr. Paul D. Meringola under his Employment Agreement.

STOCK OPTION INFORMATION

     OPTION GRANT TABLE: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 1996:

                                                     INDIVIDUAL GRANTS
                                            ------------------------------------
                                                        % OF TOTAL                  POTENTIAL REALIZED VALUE AT ASSUMED
                                                         OPTIONS                        ANNUAL RATES OF STOCK PRICE
                                            OPTIONS     GRANTED TO     EXERCISE       APPRECIATION FOR OPTION TERM(2)
                                            GRANTED    EMPLOYEES IN      PRICE      -----------------------------------
NAME                                        (SHARES)   FISCAL 1996     ($/SHARE)          5%($)            10%($)
- -----------------------------------------------------------------------------------------------------------------------
Joseph R. Meringola .....................       --          --              --                --               --
Paul D. Meringola .......................   50,000         9.4%          $ .97           $13,400          $29,610
                                            10,000         1.9%          $1.50           $ 4,144          $ 9,158
                                            30,000         5.6%          $2.19           $18,152          $40,111
Richard G. Satin ........................   50,000         9.4%          $ .97           $13,400          $29,610
                                            10,000         1.9%          $1.50           $ 4,144          $ 9,158
                                            30,000         5.6%          $2.19           $18,152          $40,111
Daniel Marsh ............................   50,000         9.4%          $ .97           $13,400          $29,610
                                            10,000         1.9%          $1.50           $ 4,144          $ 9,158
                                            30,000         5.6%          $2.19           $18,152          $40,111

- ------------------
(1) All of the options in the above table were non-statutory stock options awarded under the Company's 1994 Stock Incentive Plan. The stock options granted to Messrs. Paul D. Meringola, Richard G. Satin and Daniel Marsh were granted between May 31, 1995 and February 6, 1996 and will be exercisable to the extent of 50% one year from the date of grant and 100% two years form date of grant. The stock options granted to Messrs. Meringola, Satin and Marsh were granted at the closing price of the Company's Common Stock as reported in the Wall Street Journal on the date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the 'SEC') and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period. The stock options will have no value to the named executives if the price of the

     Company's Common Stock does not increase above the exercise price of the option.

     AGGREGATE FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 1996:

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                                                                 VALUE OF UNEXERCISED IN-THE-
                                                                   NUMBER OF UNEXERCISED          MONEY OPTIONS AT YEAR END
                                      SHARES                      OPTIONS AT YEAR END 1996                 1996(1)
                                    ACQUIRED ON      VALUE      ----------------------------    ------------------------------
NAME                                EXERCISE(#)     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------------
Joseph R. Meringola.............           --             --           --              --              --               --
Paul D. Meringola...............       67,500       $ 86,287      175,000          65,000         $22,625          $26,325
Richard G. Satin................        7,500         10,950      125,000          65,000         $22,625          $26,325
Daniel Marsh....................       45,000         49,531      115,000          65,000         $22,625          $26,325

- ------------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the Company's Common Stock as of the exercise date or fiscal year end, as appropriate.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies, addressing such matters as salaries, incentive plans, benefits and over-all compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officers with the opportunity to build a substantial ownership interest in the Company.

     The compensation of an executive officer of the Company includes cash compensation consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and restricted stock awards, and participation in various benefit plans generally available to employees of the Company.

     Although the compensation paid to each of the Company's executive officers is well below the $1 million deduction limit under the Internal Revenue Code of 1986 (the 'Code'), the Company intends to take the necessary steps to conform its compensation to comply with the Code.

     Base Salary. Compensation for each of the named officers consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the particular geographic area. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

     The Committee weighs the value of achievement of subjective factors such as demonstrated management ability, initiative and contributions toward the Company's goal of leadership within the industry in which it competes. The Committee also weighs, when appropriate, the value of the individual's actions during times when progress towards predetermined goals was hindered by elements outside the Company's and the executive's control. The Committee recognizes that the operational challenges faced during unforeseen times or events are often valid reasons to modify what may otherwise be a negative result to the base salary decision.

     Finally, the Committee considers the individual executive's impact on those elements that contribute to increased stockholder value. The Committee's discretion usually determines the weighing of these various factors in its final determination of base salary development or adjustment.

     Incentive Compensation. In evaluating the performance and setting the incentive compensation of the executive officers of the Company, the Committee developed an incentive program predominantly predicated on the attainment of specific levels of revenue and pre-tax income for the Company. To a lesser extent, the Committee considers other managerial goals stated as objectively as possible. For the fiscal year ended March 31, 1996, no incentive compensation was awarded to the named executives.

     Stock Options and Grants. The Committee periodically considers the desirability of granting senior executives, including the named executives, awards under the Company's stock plans. The Committee believes that its past grants of stock options and restricted stock awards have successfully focused the Company's senior management on building profitability and stockholder value.

     In determining the amount and nature of awards under such plans to be granted to the senior management group, including the named executives, the Committee reviews with the Chief Executive Officer awards recommended by him, taking into account the respective scope of accountability, strategies and operational goals and anticipated performance requirements and contributions of each member of the senior management group. The award to the Chief Executive Officer is established separately and is based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO COMPENSATION

     Determination of the Company's compensation of its Chief Executive officer and founder, Joseph R. Meringola, takes into account the factors described above as pertinent to the remainder of the Company's executives, while also taking into consideration the nature of the Company's business and efforts expended in connection with development of the Company's strategy and product development activities.

     The Committee has concluded that Mr. Meringola's performance warrants the compensation for 1996 as reflected in the Summary Compensation table on page 5.

                                          The Compensation Committee

                                          Bernard Wengrover
                                          Dr. Philip Corso
                                          Dr. Thomas Nicosia

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and a Peer Group Index for the period of five years commencing April 1, 1991 and ending March 31, 1996.

     The Peer Group Index is comprised of the following publicly traded companies, all of whom are contained within the Standard Industry Code 3841:

Acme UTD Corp.                                Alliance Imaging Inc.
Allied Healthcare Products, Inc.              Electromedics Inc.
Graham Field Health Products                  Namic USA Corp.
Personal Diagnostics Inc.                     Protocol Systems Inc.
Quest Medical Inc.                            Survival Technology Inc.


                                    [CHART]


                             3/91    3/92     3/93     3/94    3/95     3/96

Medical Action Inds Inc.     100     300       273     164      77      136
Peer Group                   100     119        78      92      93      119
S&P 500                      100     111       128     130     150      198

     None of the companies in the Peer Group offers a fully comparable range of products and services. The returns of each company have been weighed according to their respective stock market capitalization for purposes of arriving at a peer group average.

     The line graph assumes that $100 was invested on April 1, 1991 in each of the companies' common stock, the Standard & Poor 500 Stock Index and the Peer Group Index and that all dividends were reinvested.

EMPLOYMENT AGREEMENT

     In February, 1993, the Company entered into an Employment Agreement with Paul D. Meringola. The Agreement, as amended, presently covers the three year period ending March 31, 1999 and provides for a salary at an annual rate of $165,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company's medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringola has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringola has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.

    PROPOSED AMENDMENT TO THE COMPANY'S 1989 NON-QUALIFIED STOCK OPTION PLAN

     At the Annual Meeting there will be presented to stockholders a proposal to amend its 1989 Non-Qualified Stock Option Plan (the 'Plan'). The proposed amendment is set forth in the italicized portion of Exhibit 'A' annexed hereto.

     The Plan, which expires in 1999, was approved by the stockholders in October, 1990 and amended in September, 1992, and covers 1,150,000 shares of the Company's Common Stock. Under the terms of the Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors. During fiscal 1996, options were granted under the Plan to purchase 261,500 shares of Common Stock, none of which were to the named executives, at exercise prices ranging between $.97 and $2.19.

PROPOSED AMENDMENT

     The purpose of this Amendment is to increase the number of authorized shares available for options to 1,650,000 shares. Presently, only 51,500 options remain available for issuance under the Plan. The Board of Directors believes that this amount is insufficient. As the Company's principal stock option plan, along with the Stock Incentive Plan, it is intended to serve as an additional incentive to all employees to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company's Common Stock. The Board of Directors of the Company believes this Amendment to be in the best interests of the Company and recommends its approval.

     The following table sets forth the benefits or amounts that were received by or allocated to the persons listed below under the Plan for the Company's last completed fiscal year. The dollar value of the option grants set forth below has been calculated based on the difference between the fair market value of the Common Stock on the date of grant and June 15, 1996:

                               1989 PLAN BENEFITS

NAME                                                DOLLAR VALUE    # OF OPTIONS
- ----                                                ------------    ------------
Executive Officer Group...........................          --              --

Non-Executive Director Group......................          --              --

Non-Executive Officer Employee Group..............                     261,500

Voting Required for Adoption of Proposed Amendment to the 1989 Non-Qualified Stock Option Plan.

     Ratification of this action requires the affirmative vote of the majority of the votes cast on this matter at the Annual Meeting. If this Amendment is not approved, the Plan will remain in effect but the amendment shall become null and void.

     The Board of Directors unanimously recommends a vote 'FOR' the amendment to the 1989 Non-Qualified Stock Option Plan.

             PROPOSAL TO APPROVE THE MEDICAL ACTION INDUSTRIES INC.
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION

     Pursuant to the 1996 Medical Action Industries Inc. Stock Option Plan for Non-Employee Directors (the '1996 Non-Employee Directors Plan'), each non-employee Director of the Corporation is granted each year, in connection with his or her election or re-election to the Board, an option to purchase 2,500 shares of Common Stock. The authorization for such grants under the 1996 Non-Employee Directors Plan will expire after the annual Meeting in 2006. The Corporation believes that the 1996 Non-Employee Directors Plan will encourage stock ownership by non-employee Directors, thus benefitting stockholders by giving such Directors a proprietary interest in the Company. Also, the 1996 Non-Employee Directors Plan has enhanced the Company's ability to attract, retain and suitably reward Directors of exceptional ability, upon whose leadership and management skill the Company's future rests in large part. Accordingly, the Board of Directors has unanimously recommended the adoption of the 1996 Non-Employee Directors Plan as described below, as the Medical Action Industries Inc. 1996 Non-Employee Directors Stock Option Plan (the '1996 Non-Employee Directors Plan').


SUMMARY OF THE 1996 NON-EMPLOYEE DIRECTORS PLAN

     The following summary of the 1996 Non-Employee Directors Plan is qualified in its entirety by reference to the complete text of the 1996 Non-Employee Directors Plan, which is attached to this Proxy Statement as Exhibit 'A'.

     Administration. The Board of Directors is authorized to administer the 1996 Non-Employee Directors Plan in accordance with its terms; however, the Board shall have no discretion with respect to the selection of Directors to receive options, the number of shares of Common Stock subject to any such option, or the exercise price thereunder.

     Eligibility. Only Eligible Directors, as defined in the 1996 Non-Employee Directors Plan, are eligible for grant of options under the 1996 Non-Employee Directors Plan. The 1996 Non-Employee Directors Plan defines Eligible Director as a Director of the Company who is not an employee of the Company or its subsidiaries and has not, within one year immediately preceding the time such determination is made, received any award under any plan of the Company providing for the discretionary issuance of stock, stock options or stock appreciation rights. There are currently three Eligible Directors.

     Shares Subject to the 1996 Non-Employee Directors Plan. An aggregate of 100,000 shares of Common Stock shall be available for issuance upon the exercise of options granted under the 1996 Non-Employee Directors Plan. This number is subject to adjustment in the event of a stock split, stock dividend, subdivision or combination of the Common Stock or other change in corporate structure affecting the Common Stock.

     Grant, Term and Conditions of Options. As of the date of the first Annual Stockholders Meeting at which Directors are elected following the Annual Stockholders Meeting at which Stockholders first approve the 1996 Non-Employee Directors Plan, and as of the date of each of the subsequent ten Annual Stockholders Meetings at which Directors are elected, each individual who is then an Eligible Director will be granted an option to purchase 2,500 shares of Common Stock. The options will be nonstatutory stock options not intended to qualify under Section 422 of the Code. The purchase price per share of the Common Stock deliverable upon exercise of the option shall be 100% of the fair market value per share of Common Stock, determined as provided in the 1996 Non-Employee Directors Plan, on the day the option is granted. Eligible Directors shall pay the exercise price of the options in either cash or in Common Stock. Except as set forth below, options shall be exercisable in whole or in part at all times after the date of grant.

     All outstanding options held by an optionee shall automatically be cancelled upon such optionee's termination of service as an Eligible Director except in the following circumstances. If such termination of service as an Eligible Director occurs by reason of voluntary mid-term resignation, declining to stand for re-election, or becoming an employee of the Company or a subsidiary, all outstanding options held by such optionee on the date of such termination shall continue to be fully exercisable for five years following the date of such termination. In the event of the death of an optionee

(whether before or after termination of service as an Eligible Director), all outstanding options held by such optionee and not previously cancelled or expired on the date of death shall be fully exercisable by such optionee's legal representative within one year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence). No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, except that options may be transferred pursuant to a qualified domestic relations order, and during the lifetime of the individual to whom an option is granted it may be exercised only by such individual or such individual's guardian or legal representative.

     Mergers, Sales and Change of Control. In case of certain mergers, consolidations or combinations of the Corporation with or into other corporations, or in the event of a Change of Control of the Corporation, as defined in the 1996 Non-Employee Directors Plan, the holder of each option and Restoration Option then outstanding shall (unless the Board determines otherwise) have the right to receive on the date or effective date of such event a cash payment in an amount calculated as set forth in the 1996 Non-Employee Directors Plan, which is equivalent to the economic value of the option on such date.

     Plan Amendments. The 1996 Non-Employee Directors Plan may be amended by the Board of Directors as it shall deem advisable. Without the authorization and approval of Shareholders, however, the Board may not increase the number of shares which may be purchased pursuant to options granted under the 1996 Non-Employee Directors Plan, change the requirement that option grants be priced at 100% of fair market value on the date of grant, modify in any respect the class of individuals who constitute Eligible Directors or materially increase the benefits accruing to optionees under the 1996 Non-Employee Directors Plan. Plan provisions relating to the class of Directors eligible to receive options under the 1996 Non-Employee Directors Plan and to the price, amount and timing of option grants under the 1996 Non-Employee Directors Plan may not be amended more than once every six months, other than to comport with changes in applicable law.

     Term of Plan. The adoption of the 1996 Non-Employee Directors Plan has been approved by the Board and shall become effective upon its approval by the Stockholders. The 1996 Non-Employee Directors Plan shall terminate on the day following the tenth Annual Shareholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the 1996 Non-Employee Directors Plan is adopted unless the 1996 Non-Employee Directors Plan is extended or terminated at an earlier date by Stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     Under present Federal income tax laws, options granted under the 1996 Non-Employee Directors Plan would have the following tax consequences.

          1. When an optionee exercises an option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the Corporation. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

          2. To the extent that an optionee pays all or part of the option price of a nonstatutory option by tendering shares of Common Stock owned by the optionee, the rules described in paragraph 1 above apply, except that the number of shares received upon such exercise which is equal to the number of shares surrendered as payment of the option price shall have the same tax basis and tax holding period as the shares surrendered. If the shares surrendered by the optionee had previously been acquired by reason of the exercise of an incentive stock option granted to such optionee, the surrender of such shares is not a disqualifying disposition of such shares. Generally, the additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise.

          3. Special rules may apply if the option is exercised within six months of its grant by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Act').

     The 1996 Non-Employee Directors Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     The foregoing discussion summarizes the Federal income tax consequences of the 1996 Non-Employee Directors Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the 1996 Non-Employee Directors Plan.

VOTING REQUIRED FOR ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS PLAN

     Adoption of the 1996 Non-Employee Directors Plan requires the affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS PLAN.

1994 STOCK INCENTIVE PLAN

     The Company's Board of Directors and stockholders have approved the 1994 Stock Incentive Plan (the 'Incentive Plan'), which presently covers 500,000 shares of the Company's Common Stock. The Incentive Plan, which expires in 2004, permits the granting of incentive stock options, shares of restricted stock and non-qualified stock options. All officers and key employees of the Company and its affiliates are eligible to participate in the Incentive Plan. The Incentive Plan is administered by the Stock Option Committee, who determine the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards. The per share exercise price of any options may not be less than the fair market value of a share of Common Stock at the time of grant. As of March 31, 1995, no issuances have been made under the Incentive Plan.

INCENTIVE STOCK OPTION PLAN

     The Company's Incentive Stock Option Plan (the 'Option Plan'). The Option Plan, which covered 350,000 shares of the Company's Common Stock, $.001 par value per share, expired in May, 1994. The option price was the fair market value on the date of grant, unless the employee owns, as defined in the applicable sections of the Internal Revenue Code of 1954, as amended, 10% of the total combined voting power or value of the Common Stock of the Company immediately before the grant of any option, in which case the option price shall be at least 110% of the fair market value at the date of grant. Options expire five years from date of grant unless the employment is terminated, in which event, subject to certain exceptions, the options terminate three months subsequent to date of termination.

RESTRICTED MANAGEMENT STOCK BONUS PLAN

     The Company's Restricted Management Stock Bonus Plan (the 'Bonus Plan'), which covered 500,000 shares of the Company's Common Stock, $.001 par value per share, expired in May, 1994. Shares issued under the Bonus Plan vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of issuance. Except for those shares which have vested, shares issued under the Bonus Plan may not be sold, transferred or otherwise disposed of unless they are first offered to the Company for the same amount paid by the recipient.

MEDICAL ACTION INDUSTRIES INC. RETIREMENT PLAN

     The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the 'Retirement Plan') for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company and its subsidiaries are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant's contribution vests immediately.

     In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 3% of such participant's compensation. Each participant's portion of the discretionary contribution vests over a period of four years.

     For the fiscal year ended March 31, 1996, contributions under the Retirement Plan for Messrs. Joseph R. Meringola, Paul D. Meringola, Richard G. Satin and Daniel Marsh were approximately $480, $377, $295 and $323, respectively, and $1,475 for all officers as a group.


CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringola, Satin and Marsh, which provide certain benefits in the event of a change in control of the Company. A 'change in control' of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any 'excess parachute payment' excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

     Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders approve the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 1997. A representative of the firm plans to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     During fiscal 1996, the Company's Chairman of the Board, Joseph R. Meringola, borrowed and repaid an outstanding loan made to him in the aggregate amount of $60,000.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Pursuant to Section 16(a) of the Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock ('reporting persons') are required from time to time to file with the Securities and Exchange Commission (the 'Commission') reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the company that no other reports were required, the Company believes during fiscal 1996 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Act of 1934.

                             ADDITIONAL INFORMATION

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than April 1, 1997 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy soliciting material.

                                          By Order of the Board of Directors,


                                          Richard G. Satin
                                          Vice President--Operations
                                          and General Counsel

Dated: Hauppauge, New York
      July 1, 1996

                                                                       EXHIBIT A

             1996 MEDICAL ACTION INDUSTRIES INC. STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

     The purpose of the 1996 Medical Action Industries Inc. Non-Employee Directors Stock Option Plan (the 'Plan') is to increase the proprietary and vested interest of the non-employee directors of Medical Action Industries Inc. (the 'Company') in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, $.001 par value per share (the 'Stock') of the Company.

2. ADMINISTRATION

     The Plan shall be administered by the Company's Board of Directors (the 'Board'). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration o the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of Stock subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3. ELIGIBILITY

     The class of individuals eligible for grants of options and Restoration Options under the Plan shall be Eligible Directors, as defined below. Eligible Director shall mean a director of the Company who is not an employee of the Company or its subsidiaries and has not, within one year immediately preceding the determination of such director's eligibility, received any award under any plan of the Company or its subsidiaries that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its subsidiaries (other than any other plan which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934). Any holder of an option granted hereunder shall hereinafter be referred to as a 'Participant'.

4. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 7, an aggregate of 100,000 shares of Stock shall be available for issuance upon the exercise of options granted under the Plan. The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued share or shares reacquires by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall terminate for any reason without having been exercised, the shares subject to, but not delivered under, such option shall be available for other options.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

     Each individual who is an Eligible Director will be granted an option to purchase 2,500 shares of Stock as of the date of each Annual Stockholders Meeting following the effectiveness of the Plan at which such individual is elected or re-elected to the office of director. The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code') and shall have the following terms and conditions:

          (a) Price. The purchase price per share of Stock deliverable upon the exercise of each option shall be 100% of the Fair Market Value per share of the Stock on the date the option is granted. For purposes of determining Fair Market Value of a share of Common Stock on the date of grant, if the Common Stock (i) is then listed on any national securities exchange, the fair market value shall be the closing price per share of the Common Stock on such exchange at the close of the trading session on the date of grant,
     (ii) is then listed on NASDAQ (but not on any national securities exchange), the Fair Market Value shall be the closing price per share of the Common Stock on NASDAQ on the date of grant, or (iii) is then traded on the over-the-counter market (but not on a national securities exchange or NASDAQ), the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Quotation Bureau, Inc. or other entity then publishing bid and asked prices for the Common Stock for the date of grant, or, if unavailable, then the last trading date on which bid and asked quotations were published immediately preceding the date of grant.

          (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or in Stock, which shall have a Fair Market Value (determined in accordance with the rules of paragraph (a) above), at least equal to the aggregate exercise price of the shares being purchased, or a combination of cash and Stock.

          (c) Exercisability and Term of Option. Options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until terminated, as provided in paragraph (d) below.

          (d) Termination of Service as Eligible Director.

               (i) Except as provided in subparagraph (ii) of this paragraph
          (d), all outstanding options held by a Participant shall be automatically cancelled upon such Participant's termination of service as an Eligible Director.

               (ii) Upon termination of a Participant's service as an Eligible Director by reason of such Participant's voluntary mid-term resignation, declining to stand for reelection (whether as a result of the Company's mandatory retirement program or otherwise), becoming an employee of the Company or a subsidiary thereof or becoming disabled (as defined in the Company's pension plan), all outstanding options held by such Participant on the date of such termination shall expire five years form the date upon which the Participant ceases to be an Eligible Director. In the event of the death of a Participant (whether before or after termination of service as an Eligible Director), all outstanding options held by such Participant (and not previously cancelled or expired) on the date of such death shall be fully exercisable by the Participant's legal representative within one year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence).

          (e) Nontransferability of Options. No option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the above, options may be transferred pursuant to a qualified domestic relations order.

          (f) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

          (g) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6. ADJUSTMENT OF AND CHANGE IN STOCK

     In the event of a stock split, stock dividend, subdivision or combination of the Stock or other change in corporate structure affecting the Stock, the number of shares of Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Stock subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share of Stock thereunder.

7. MERGERS, SALES AND CHANGE OF CONTROL

     In the case of (i) any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in its outstanding Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the assets of the Company or (ii) a Change in Control (as defined below) of the Company, the holder of each option then outstanding immediately prior to such Change in Control shall (unless the Board determines otherwise) have the right to receive on the date or effective date of such event an amount equal to the excess of the Fair Market Value on such date of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Stock, in the cases covered by clause (i) above, or in the case of a slae of assets referred to in such clause (i), a share of Stock, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or
(c) the value of the Stock covered by the option as determined by the Board, in the case of Change in Control by reason of any other event, over the exercise price of such option, multiplied by the number of shares of Stock subject to such option. Such amount will be payable fully in cash.

     Any determination by the Board made pursuant to this Section 7 will be made as to all outstanding options and shall be made (a) in cases covered by clause
(i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

     A 'Change in Control' shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 20% or more of the Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Company (other than any such offer made by the Company), or (ii) a proxy contest for the election of directors of the Company, the persons who were directors of the Company immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of Directors of the Company upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

8. NO RIGHTS OF STOCKHOLDERS

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares shall have been issued.

10. PLAN AMENDMENTS

     The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders:
(i) increase the number of shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by
Section 8, (ii) change the requirements of Section 5(a) that option grants be priced at Fair Market Value, except as permitted by Section 6, (iii) modify in any respect the class of individuals who constitute Eligible Directors; or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and 5 may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules under either such statute.

11. EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on the day after the Company's Annual Stockholders Meeting at which the Plan is approved by Stockholders. The Plan shall terminate on the day following the tenth Annual Stockholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the Plan was approved by Stockholders, unless the Plan is extended or terminated at an earlier date by Stockholders.

                                                                       EXHIBIT B

                         MEDICAL ACTION INDUSTRIES INC.
                1989 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

1. PURPOSE AND EFFECT

     (a) The purpose and effect of this plan (the 'Plan') is to induce officers, directors and other senior executives and management and supervisory personnel of and consultants to Medical Action Industries Inc., a Delaware corproation ('Medical Action') and its subsidiaries (Medical Action and its subsidiaries being hereinafter collectively referred to as the 'Company'), who are in a position to make material contributions to the Company's success, to remain in the service of the Company, to offer them incentives and rewards in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interests of the Company through the grant to them of options (the 'Options') for the purchase of Common Stock, $.001 par value, of Medical Action (the 'Common Stock'). The Plan is also intended to aid the Company in competing with other enterprises for the services of new senior executives needed to help insure continued development. For purposes of this Plan, the term 'subsidiaries' shall include all corporations at least 50% of the voting stock of which is owned directly or indirectly by Medical Action.

     (b) In the event that this Plan is not approved by the stockholders of Medical Action, this Plan and all Options granted and to be granted hereunder shall be null and void, and the Company shall have no obligation of any nature whatsoever to any employee, director or other person arising out of either the Plan or any Options granted or to be granted thereunder.

2. ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors of Medical Action (the 'Board'), provided however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee (the 'Committee') consisting of no fewer than three directors, each of whom shall be a 'disinterested person' within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended ('Exchange Act'), and may delegate to the Committee full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Plan. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. Any or all power and functions of the Committee may at any time and from time to time be exercised by the Board; provided, however, that with respect to the participation in the Plan of persons who are members of the Board, such powers and functions of the Committee may be exercised by the Board only if, at the time of such exercise, a majority of the members of the entire Board and a majority of the directors acting in the particular matter are 'disinterested persons' within the meanings of Rule 16b-3 promulgated under the Exchange Act.

     (b) Each Option shall be evidenced by an Option Agreement that shall contain terms and conditions (consistent with the terms and conditions of this Plan) as may be approved by the Board or the Committee, as the case may be, and shall be signed by an officer of Medical Action and the optionee (the 'Optionee').

     (c) Subject to an applicable provision of Medical Action's By-Laws, all decisions made by the Board or the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and Optionees.

3. SHARES SUBJECT TO THE PLAN

     (a) The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by Medical Action and held in treasury.

     (b) Subject to adjustments made pursuant to the provisions of Paragraph (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all Options that may be granted under this Plan shall be 1,650,000 shares. If an Option granted under the Plan shall expire or terminate for any reason during the term of the Plan, the shares subject to but not delivered under such Option shall be available for the grant of other Options. The foregoing notwithstanding, no person may be granted Options in any calendar year to purchase shares of Common Stock which in the aggregate have a fair market value of more than $100,000.

     (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock, appropriate adjustments shall be made in the aggregate number of shares subject to the Plan and in the number of shares subject to unexercised Options previously granted under the Plan.

4. ELIGIBILITY AND PARTICIPATION

     The persons eligible to receive Options shall consist of officers, directors and other senior executives and management and supervisory personnel of and consultants to the Company. Subject to the limitations of the Plan, the Board or the Committee, as the case may be, shall select the person to be granted Options, determine the number of shares and exercise price subject to each Option, and determine the time when each Option shall be granted. More than one Option may be granted to the same person.

5. TERM OF PLAN AND OPTION PERIOD

     The terms during which Options may be granted under this Plan shall commence on October 25, 1989 and expire on October 24, 1999, provided, however, that if the Plan is not approved by the stockholders of Medical Action all Options granted hereunder shall become null and void. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the

Board or the Committee, as the case may be, at the time such Option is granted but shall in no event exceed five (5) years.

6. EXERCISE PRICE

     (a) The price at which shares of Common Stock may be purchased upon exercise of a particular Option shall be eighty-five (85%) of the fair market value of such shares on date such Option is granted, as determined by the Board or the Committee, as the case may be.

     (b) For purposes of determining the fair market value of a share of Common Stock on the date of grant, if the Common Stock (i) is then listed on any national securities exchange, the fair market value shall be the closing price per share of the Common Stock on such exchange at the close of the trading session on the date of grant, (ii) is then listed on NASDAQ (but not on any national securities exchange), the Fair Market Value shall be the closing price per share of the Common Stock on NASDAQ on the date of grant, or (iii) is then traded on the over-the-counter market (but not on a national securities exchange or NASDAQ), the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Quotation Bureau, Inc. or other entity then publishing bid and asked prices for the Common Stock for the date of grant, or, if unavailable, then the last trading date on which bid and asked quotations were published immediately preceding the date of grant.

7. EXERCISE OF OPTIONS

     (a) Each Option granted under this Plan may be exercised only during the continuance of the Optionee's employment or service with the Company and only a to such percentage of the shares covered thereby during such periods as may be determined at the time of grant by the Board or the Committee, as the case may be, but if no such percentage is specified, then each Option granted under this Plan may be exercised as to 50% of the shares covered thereby one year after the date of grant and as to an additional 50% of the shares covered thereby two years after the date of grant (so that such Option may be exercised as to 100% of the shares covered thereby beginning two (2) years after the date of grant), except in the case of death, retirement or termination of employment or service as hereinafter provided. Subject to the foregoing limitations and the terms and conditions of the option certificate, each Option shall be exercisable with respect to such number of shares and during such periods as shall be fixed by the Board or the Committee, as the case may be; provided, however, that if the Board or the Committee grants an Option or Options exercisable in more than one installment, and if the employment or service of an Optionee holding such Option is terminated, the Option shall be exercisable as to such number of shares as to which the Optionee had the right to exercise on the date of termination of employment services.

     (b) No shares of Common Stock shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such laws and regulations as may be deemed by the Board or the Committee, as the case may be, to be applicable thereto and until payment in full of the exercise price thereof is received by the Company.


     (c) When exercising Options in whole or in part, Optionees may pay the exercise price in cash, in shares of Common Stock or my means of nay other consideration acceptable to the Board or the Committee. For purposes of valuing any share of Common Stock used to exercise any Option in whole or in part, such shares shall be valued as provided in Section 6(b). Shares of Common Stock used to exercise any Option granted hereunder shall be free and clear of all liens, pledges, claims, encumbrances and restrictions of any kind or nature whatsoever, other than restrictions imposed upon such shares pursuant to the provisions of the Securities Act of 1933, as amended.

     (d) No Optionee, or legal representative, legatee, or distributee of an Optionee, shall be deemed to be a holder of any shares subject to any Option granted hereunder unless and until the certificate or certificates therefor have been issued and delivered.

8. NON-TRANSFERABILITY OF OPTIONS

     An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the person who whom granted, may be exercised only by such person.

9. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT

     Any Option, the period of which has not theretofore expired, shall terminate at the time of death of the person to whom granted or at the time of retirement or termination for any reason of such person's employment or service with the Company, and no share of Common Stock may thereafter be delivered pursuant to such Option, except that:

          (a) upon retirement or termination of employment or service (other than by death, disability, voluntary termination or termination for cause), an Optionee may within two (2) months after the date of such retirement or termination, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option, in accordance with the provisions of Section 7 hereof, but in no event after the expiration of the term of the Option ('cause' for purposes of this Plan shall mean (i) willful disregard of duties, (ii) habitual absence from employment or service, (iii) intoxication, or (iv) dishonesty);

          (b) upon the 'disability' of any Optionee, the Optionee may within six
     (6) months after the date of such termination of employment, but in no event after the expiration of the term of the Option, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option, in accordance with the provisions of Section 7 hereof. For purposes of the Plan, the term 'disability' shall mean a physical or mental disability as defined in Section 105 of the Internal Revenue Code of 1986, as amended; and

          (c) upon the death of any Optionee while in active employment or service, the person or persons to whom such Optionee's rights under the Option are transferred by will or the law of descent and distribution may, within six (6) months after the date of such Optionee's death, but in no event after the expiration of the term of the Option, purchase all or any part of the shares with respect to which the Option was exercisable on the date of death in accordance with the provisions of Section 7 hereof.

10. AMENDMENTS AND DISCONTINUANCE

     The Board may amend, suspend, or discontinue the Plan, but may not, without the prior approval of Medical Action's stockholders, make any amendments that would (i) make any material change in the class of eligible persons as defined in the Plan, (ii) increase the total number of shares for which Options may be granted under the Plan, (iii) extend the term of the Plan or the maximum option period, (iv) decrease the minimum option price, or (v) permit adjustments in the number and option price of shares granted under the Plan except as permitted by the provisions of Paragraph (c) of Section 3 above.

                         MEDICAL ACTION INDUSTRIES INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints Paul D. Meringola and Richard G. Satin, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Medical Action Industries Inc. (the 'Company') to be held on August 14, 1996 at 3:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

    /x/ Please mark your votes as in this example.

    1. Election of Directors:        FOR / /          WITHHELD / /

    FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S): ____________________

    NOMINEES: Joseph R. Meringola, Dr. Philip F. Corso


    2. Approval of a proposal to amend the Company's 1989 Non-Qualified Stock Option Plan

                  FOR / /          AGAINST / /          ABSTAIN / /

                                                  (To be Signed on Reverse Side)

    3. Approval of a proposal to adopt the 1996 Non-Employee Directors Stock Option Plan
                  FOR / /          AGAINST / /          ABSTAIN / /


    4. Approval of the ratification of Ernst & Young as independent public auditors of the Company for the fiscal year ending March 31, 1997.

                  FOR / /          AGAINST / /          ABSTAIN / /


                                               Date ____________________________

                                               Signature _______________________

                                               Signature _______________________

                                               NOTE: Please sign as name appears
                                               hereon. Joint owners should each
                                               sign. When signing as attorney,
                                               executor, administrator or
                                               guardian, please give full title
                                               as such.